SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 27, 2008
FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada (Address of principal executive offices)		89147 (Zip Code)
Registrant’s telephone number, including area code: 702-221-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — Other Events
Item 8.01 Other Events.
     As previously reported, on February 20, 2008, Stockman’s Casino, Inc., a wholly owned subsidiary of Full House Resorts, Inc. (the “Company”), completed the sale of the Holiday Inn Express located in Fallon, Nevada to Dhillon Hospitality Management, Inc. for $7.2 million. The Company also previously reported that it intended to use the net proceeds from the sale to reduce debt.
     On February 27, 2008 the Company issued a press release stating (i) net proceeds from the sale were approximately $7.0 million which were applied to the Company’s revolving loan with Nevada State Bank, (ii) the balance on the loan was reduced from $10.9 million to $3.9 million, (iii) the Company’s availability under the revolving facility increased to approximately $4.8 million, (iv) future amortization requirements were reduced on a pro-rata basis, (v) the Company has no required payments on the revolving facility until January 2016 and (vi) the Company has cash on hand as of February 25, 2008 (a typographical error in the press release referred to 2007) of $7.3 million.
     A copy of the press release issued on February 27, 2008 is attached hereto as Exhibit 99.1.
SECTION 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
     99.1 Press release issued on February 27, 2008.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.
Date: March 3, 2008	/s/ Barth F. Aaron
Barth F. Aaron
Secretary/General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued on February 27, 2008.

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